Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2006 RESULTS

Fourth Quarter Net Income Increased 30.9% to $10.4 million, EPS of $0.73

Fiscal 2006 Net Income Increased 50.4% to $21.4 million, EPS of $1.51

Fiscal 2007 Earnings Guidance Reiterated at $1.73 to $1.77 per diluted share

First Quarter 2007 Earnings Guidance of $0.44 to $0.49 per diluted share

SAVANNAH, GA (March 21, 2007) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the 14-week and 53-week periods ended February 3, 2007.

Financial Highlights — 14 weeks ended February 3, 2007

Net sales increased 30.9% to $126.8 million compared with $96.8 million for the 13-week period ended January 28, 2006. Comparable store sales, on a comparable weeks basis, increased 1.3% compared with a 22.8% increase in the prior year.  Relocated and expanded stores are included in the comparable store sales results. Net income increased 30.9% to $10.4 million compared with $7.9 million for the prior-year quarter. Earnings per diluted share increased 32.7% to $0.73 compared with $0.55 in the prior year quarter. The Company’s 2006 Fiscal Year, ending February 3, 2007, contains 53 weeks versus the normal 52 weeks, with the extra week falling in the fourth quarter. The 53rd week of 2006 contributed $10.1 million of sales and approximately $0.10 per share to the fourth quarter and year.

Financial Highlights — 53 weeks ended February 3, 2007

Net sales increased 31.8% to $381.9 million compared with $289.8 million for the 52-week period ended January 28, 2006. Comparable store sales, on a comparable weeks basis, increased 8.2% compared with a 16.7% increase in the prior year.  Net income increased 50.4% to $21.4 million compared with $14.2 million for the prior year. Earnings per diluted share increased 39.8% to $1.51 compared with $1.08 in the prior year.

Fiscal 2007 Outlook

The Company reiterates its prior estimate for Fiscal 2007 earnings of between $1.73 and $1.77 per diluted share. This estimate is based upon a fiscal 2007 comparable store sales increase of low single digits, 14.3 million diluted shares outstanding, and the opening of 46 to 48 new stores. The new store openings in fiscal 2007 are expected to increase selling square footage by approximately 20%.

First Quarter 2007 Outlook

The Company estimates First Quarter 2007 earnings of $0.44 to $0.49 per diluted share.  The Company generated a comparable store sales increase of 21 percent during last year’s First Quarter, making comparisons difficult for the year. Further, the 13-week first quarter of 2007 starts and ends one week later than last year’s first quarter.  This calendar shift has the potential effect of reducing comparable store sales by up to 4%.  As a result of last year’s high comparable sales increase and the calendar shift, the Company expects some pressure on gross margin and de-leveraging of SG&A in the first quarter compared with last year.

The Company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.

-MORE-

CTRN Announces Fiscal 2006 Fourth Quarter Results

March 21, 2007

Investor Conference Call and Webcast

Citi Trends will host a conference call on March 21, 2007, at 5:00 p.m. EDT. The number to call for the live interactive teleconference is (913) 981-5591. A replay of the conference call will be available until March 28, 2007, by dialing (719) 457-0820 and entering the passcode, 8484686.

The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/medialist.cfm on March 21, 2007, beginning at 5:00 p.m. EDT. The online replay will follow shortly after the call and continue through March 28, 2007.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company currently operates 277 stores located in 16 states in the South, Southeast, Midwest and Mid-Atlantic regions, and our website address is www.cititrends.com. CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth and expansion risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Ed Anderson	Tripp Sullivan
	Citi Trends, Inc.	Corporate Communications, Inc.
	Chairman and CEO	Senior Vice President
	(912) 443-3705	(615) 254-3376

CTRN Announces Fiscal 2006 Fourth Quarter Results

March 21, 2007

CITI TRENDS, INC.
CONDENSED STATEMENTS OF INCOME
(unaudited)
(in $000’s, except share and per share data)

	14 Weeks	13 Weeks
	Feb. 3, 2007	Jan. 28, 2006
	(unaudited)	(unaudited)
Net sales	$126,788	$96,844
Cost of sales	78,104	59,916
Gross profit	48,684	36,928
Selling, general and administrative expenses	33,736	25,365
Income from operations	14,948	11,563
Interest income	585	393
Interest expense	(191)	(42)
Net income before taxes	15,342	11,914
Provision for income taxes	4,970	3,992
Net income	$10,372	$7,922

Net income per share, basic	$0.75	$0.61
Net income per share, diluted	$0.73	$0.55

Weighted average shares used to compute net income per share, basic	13,739,277	12,941,959
Weighted average shares used to compute net income per share, diluted	14,199,753	14,405,559

CITI TRENDS, INC.
CONDENSED STATEMENTS OF INCOME
(unaudited)
(in $000’s, except share and per share data)

	53 Weeks	52 Weeks
	Feb. 3, 2007	Jan. 28, 2006
	(unaudited)	(unaudited)
Net sales	$381,918	$289,804
Cost of sales	235,744	178,953
Gross profit	146,174	110,851
Selling, general and administrative expenses	115,861	89,646
Income from operations	30,313	21,205
Interest income	2,014	891
Interest expense	(359)	(345)
Net income before taxes	31,968	21,751
Provision for income taxes	10,617	7,551
Net income	$21,351	$14,200

Net income per share, basic	$1.57	$1.21
Net income per share, diluted	$1.51	$1.08

Weighted average shares used to compute net income per share, basic	13,574,718	11,746,866
Weighted average shares used to compute net income per share, diluted	14,138,063	13,148,602

CTRN Announces Fiscal 2006 Fourth Quarter Results

March 21, 2007

CITI TRENDS, INC.
CONDENSED BALANCE SHEETS
(in $000’s)
(unaudited)

	Feb. 3, 2007	Jan. 28, 2006
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$11,702	$9,079
Marketable securities	65,956	54,458
Inventory	73,360	54,021
Other assets	10,330	6,306
Property and equipment, net	34,753	23,426
Total assets	$196,101	$147,290

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$66,476	$57,667
Other liabilities	11,416	5,874
Total stockholders’ equity	118,209	83,749
Total liabilities and stockholders’ equity	$196,101	$147,290